Exhibit 99.1
press release
Paylocity Announces Fourth Quarter and full Fiscal Year 2023 Financial Results
•Q4 2023 Recurring & Other Revenue of $282.0 million, up 24% year-over-year
•Q4 2023 Total Revenue of $308.5 million, up 35% year-over-year
•FY 2023 Recurring & Other Revenue of $1,098.0 million, up 30% year-over-year
•FY 2023 Total Revenue of $1,174.6 million, up 38% year-over-year
SCHAUMBURG, IL. – August 3, 2023 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HCM and payroll software solutions, today announced financial results for the fourth quarter and full fiscal year 2023, which ended June 30, 2023.

“Recurring & other revenue grew 30% in fiscal 23 as we continue to provide the most modern software in the industry. Our sustained investment in product development allows us to continue to expand our product suite, evidenced by the recent announcement of several new premium offerings and feature enhancements including Advanced Scheduling, Learning Management, and Market Pay. We’re also proud to see our commitment to ongoing product innovation recognized in the marketplace with Paylocity recently being named as a Leader in NelsonHall’s 2023 Next-Generation HCM Technology NEAT report for both the Small / Medium and Mid / Large market segments,” said Steve Beauchamp, Co-Chief Executive Officer of Paylocity.

Key Recent Achievements
•FY 2023 Recurring & Other Revenue of $1,098.0 million, up 30% year-over-year.
•FY 2023 Total Revenue of $1,174.6 million, up 38% year-over-year.
•FY 2023 GAAP net income increased 55% to $140.8 million from $90.8 million in FY 2022 and $2.49 per diluted share from $1.61 in FY 2022.
•FY 2023 Adjusted EBITDA, a non-GAAP measure, increased 58% to $375.2 million from $237.8 million in FY 2022, or 31.9% of total revenue compared to 27.9% in FY 2022.
•FY 2023 Net cash provided by operating activities of $282.7 million.
•FY 2023 Free Cash Flow, a non-GAAP measure, of $215.8 million or 18.4% of total revenue.
•Ending FY 2023 cash and cash equivalents balance of $288.8 million.

•Updated financial targets given sustained revenue growth, increasing profitability and scale.

Long-Term Financial Targets (1)(2)
	Previous Target	Updated Target
Total revenue growth	20% +	20% +
Adjusted gross profit	70 - 75%	75 - 80%
Non-GAAP total research and development	10 - 15%	10 - 15%
Non-GAAP sales and marketing	20 - 25%	20 - 25%
Non-GAAP general and administrative	10 - 15%	5 - 10%
Adjusted EBITDA	30 - 35%	35 - 40%
Free Cash Flow	15 - 20%	20 - 25%
(1) Financial targets except revenue growth based on percentage of total revenue.

(2) We are unable to reconcile forward-looking non-GAAP long-term financial targets to their directly comparable GAAP financial measures because the information which is needed to complete the reconciliations is unavailable at this time without unreasonable effort.

Fourth Quarter Fiscal 2023 Financial Highlights
Revenue:
•Total revenue was $308.5 million, an increase of 35% from the fourth quarter of fiscal year 2022.
•Recurring & other revenue was $282.0 million, an increase of 24% from the fourth quarter of fiscal year 2022.
Operating Income:
•GAAP operating income was $49.4 million and Non-GAAP operating income was $84.0 million in the fourth quarter of fiscal year 2023.
Net Income:
•GAAP net income was $37.3 million or $0.66 per share in the fourth quarter of fiscal year 2023 based on 56.7 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $100.6 million in the fourth quarter of fiscal year 2023.

Fiscal Year 2023 Financial Highlights
Revenue:
•Total revenue was $1,174.6 million, an increase of 38% from fiscal year 2022.
•Recurring & other revenue was $1,098.0 million, representing 93% of total revenue and an increase of 30% from fiscal year 2022 recurring & other revenue.
Operating Income:
•GAAP operating income was $155.0 million and non-GAAP operating income was $320.9 million in fiscal year 2023.
Net Income:
•GAAP net income was $140.8 million or $2.49 per share for fiscal year 2023, based on 56.6 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $375.2 million for fiscal year 2023.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $288.8 million at the end of fiscal year 2023.
•Net cash provided by operating activities for the fiscal year 2023 was $282.7 million compared to $155.1 million for fiscal year 2022.
•Free cash flow, a non-GAAP measure, was $215.8 million or 18.4% of total revenue for fiscal year 2023.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook
Based on information available as of August 3, 2023, Paylocity is issuing guidance for the first quarter and full fiscal year 2024 as indicated below.
First Quarter 2024:
•Total revenue is expected to be in the range of $314.1 million to $318.1 million, which represents approximately 25% growth over fiscal year 2023 first quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $89.5 million to $92.5 million.
Fiscal Year 2024:
•Total revenue is expected to be in the range of $1.405 billion to $1.410 billion, which represents approximately 20% growth over fiscal year 2023 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $464.0 million to $468.0 million.
We are unable to reconcile forward-looking non-GAAP financial measures included in our guidance to their directly comparable GAAP financial measures because the information which is needed to complete the reconciliations is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its fourth quarter and full fiscal year 2023 results at 4:30 p.m. Central Time today (5:30 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through https://investors.paylocity.com/events-and-presentations where you will be provided with dial in details. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HCM and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing and non-GAAP sales and marketing margin, non-GAAP total research and development and non-GAAP total research and development margin, non-GAAP general and administrative and non-GAAP general and administrative margin, free cash flow and free cash flow margin. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. We calculate Adjusted EBITDA margin as adjusted EBITDA as described in the preceding sentence divided by total revenues. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs and certain acquired intangibles. Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described later in this release. Non-GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative margin by total revenues. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items. Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Free cash flow margin is calculated by dividing free cash flow as defined in the preceding sentence divided by total revenues. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance, long-term financial targets and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 5, 2022. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,
	2022	2023
Assets
Current assets:
Cash and cash equivalents	$139,756	$288,767
Accounts receivable, net	15,754	25,085
Deferred contract costs	59,501	78,109
Prepaid expenses and other	28,896	35,061
Total current assets before funds held for clients	243,907	427,022
Funds held for clients	3,987,776	2,621,415
Total current assets	4,231,683	3,048,437
Capitalized internal-use software, net	61,985	86,127
Property and equipment, net	62,839	64,069
Operating lease right-of-use assets	49,210	44,067
Intangible assets, net	45,475	34,527
Goodwill	101,949	102,054
Long-term deferred contract costs	229,067	294,222
Long‑term prepaid expenses and other	7,746	6,331
Deferred income tax assets	19,060	15,846
Total assets	$4,809,014	$3,695,680

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,374	$6,153
Accrued expenses	124,384	143,287
Total current liabilities before client fund obligations	132,758	149,440
Client fund obligations	3,987,776	2,625,355
Total current liabilities	4,120,534	2,774,795
Long-term operating lease liabilities	69,119	62,471
Other long-term liabilities	3,681	3,731
Deferred income tax liabilities	2,217	11,820
Total liabilities	$4,195,551	$2,852,817
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2022 and June 30, 2023	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2022 and June 30, 2023; 55,190 shares issued and outstanding at June 30, 2021 and 55,912 shares issued and outstanding at June 30, 2023	55	56
Additional paid-in capital	289,843	380,632
Retained earnings	325,868	466,690
Accumulated other comprehensive loss	(2,303)	(4,515)
Total stockholders' equity	$613,463	$842,863
Total liabilities and stockholders’ equity	$4,809,014	$3,695,680

PAYLOCITY HOLDING CORPORATION
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2022	2023	2022	2023
Revenues:
Recurring and other revenue	$226,867	$282,026	$847,694	$1,098,036
Interest income on funds held for clients	2,080	26,427	4,957	76,562
Total revenues	228,947	308,453	852,651	1,174,598
Cost of revenues	77,394	96,706	287,002	367,039
Gross profit	151,553	211,747	565,649	807,559
Operating expenses:
Sales and marketing	59,599	75,895	214,455	296,716
Research and development	28,884	40,549	102,908	163,994
General and administrative	44,244	45,951	163,692	191,823
Total operating expenses	132,727	162,395	481,055	652,533
Operating income	18,826	49,352	84,594	155,026
Other income (expense)	(197)	2,617	(997)	3,588
Income before income taxes	18,629	51,969	83,597	158,614
Income tax expense (benefit)	3,483	14,715	(7,180)	17,792
Net income	$15,146	$37,254	$90,777	$140,822
Other comprehensive loss, net of tax	(741)	(2,275)	(2,369)	(2,212)
Comprehensive income	$14,405	$34,979	$88,408	$138,610

Net income per share:
Basic	$0.27	$0.67	$1.65	$2.53
Diluted	$0.27	$0.66	$1.61	$2.49

Weighted-average shares used in computing net income per share:
Basic	55,157	55,864	55,036	55,706
Diluted	56,432	56,665	56,445	56,596
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and twelve months ended June 30 are included in the above line items:

	Three Months Ended June 30,		Year Ended June 30,
	2022	2023	2022	2023
Cost of revenues	$2,778	$3,750	$12,610	$18,446
Sales and marketing	5,947	7,967	22,929	38,376
Research and development	4,814	8,020	19,945	38,719
General and administrative	12,704	12,276	45,625	58,964
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$26,243	$32,013	$101,109	$154,505

PAYLOCITY HOLDING CORPORATION
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended June 30,
	2021	2022	2023
Cash flows from operating activities:
Net income	$70,819	$90,777	$140,822
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation expense	63,052	96,202	147,300
Depreciation and amortization expense	42,972	50,218	60,866
Deferred income tax expense (benefit)	(13,642)	(7,180)	13,540
Provision for credit losses	316	311	1,245
Net amortization of premiums (accretion of discounts) on available-for-sale securities	347	381	(5,412)
Amortization of debt issuance costs	171	185	286
Other	632	318	1,396
Changes in operating assets and liabilities:
Accounts receivable	(1,654)	(7,605)	(9,407)
Deferred contract costs	(56,850)	(73,263)	(80,781)
Prepaid expenses and other	(4,004)	(14,767)	(3,994)
Accounts payable	2,394	2,553	(1,554)
Accrued expenses and other	20,297	16,923	18,416
Net cash provided by operating activities	124,850	155,053	282,723
Cash flows from investing activities:
Purchases of available-for-sale securities and other	—	(433,962)	(598,895)
Proceeds from sales and maturities of available-for-sale securities	101,467	116,848	446,751
Capitalized internal-use software costs	(28,594)	(34,515)	(45,004)
Purchases of property and equipment	(9,461)	(18,069)	(21,910)
Acquisitions of businesses, net of cash acquired	(14,992)	(107,576)	—
Other investing activities	—	(2,500)	(1,104)
Net cash provided by (used in) investing activities	48,420	(479,774)	(220,162)
Cash flows from financing activities:
Net change in client fund obligations	432,373	2,228,038	(1,362,421)
Borrowings under credit facility	—	50,000	—
Repayment of credit facility	(100,000)	(50,000)	—
Proceeds from exercise of stock options	146	—	—
Proceeds from employee stock purchase plan	12,214	14,103	16,916
Taxes paid related to net share settlement of equity awards	(64,191)	(69,761)	(88,312)
Payment of debt issuance costs	(64)	(87)	(885)
Net cash provided by (used in) financing activities	280,478	2,172,293	(1,434,702)
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	453,748	1,847,572	(1,372,141)
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of year	1,492,133	1,945,881	3,793,453
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of year	$1,945,881	$3,793,453	$2,421,312
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and internal-use software, accrued but not paid	$581	$2,052	$—
Liabilities assumed for acquisitions	$281	$4,581	$117
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$870	$311	$404
Cash paid (refunds received) for income taxes	$(136)	$11	$1,359
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$202,287	$139,756	$288,767
Funds held for clients' cash and cash equivalents	1,743,594	3,653,697	2,132,545
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$1,945,881	$3,793,453	$2,421,312

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2022	2023	2022	2023
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$151,553	$211,747	$565,649	$807,559
Amortization of capitalized internal-use software costs	6,744	8,936	25,267	31,440
Amortization of certain acquired intangibles	1,853	1,853	1,853	7,414
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,778	3,750	12,610	18,446
Other items (1)	27	—	121	19
Adjusted gross profit	$162,955	$226,286	$605,500	$864,878

	Three Months Ended June 30,		Year Ended June 30,
	2022	2023	2022	2023
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$18,826	$49,352	$84,594	$155,026
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	26,243	32,013	101,109	154,505
Amortization of acquired intangibles	2,770	2,637	8,752	10,948
Other items (2)	561	—	2,170	446
Non-GAAP Operating income	$48,400	$84,002	$196,625	$320,925

	Three Months Ended June 30,		Year Ended June 30,
	2022	2023	2022	2023
Reconciliation from Net income to Non-GAAP Net income:
Net income	$15,146	$37,254	$90,777	$140,822
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	26,243	32,013	101,109	154,505
Amortization of acquired intangibles	2,770	2,637	8,752	10,948
Other items (2)	561	—	2,378	446
Income tax effect on adjustments (3)	662	2,896	(19,398)	(15,003)
Non-GAAP Net income	$45,382	$74,800	$183,618	$291,718

	Three Months Ended June 30,		Year Ended June 30,
	2022	2023	2022	2023
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$45,382	$74,800	$183,618	$291,718
Diluted weighted-average number of common shares	56,432	56,665	56,445	56,596
Non-GAAP Net income per share	$0.80	$1.32	$3.25	$5.15

	Three Months Ended June 30,		Year Ended June 30,
	2022	2023	2022	2023
Reconciliation from Net income to Adjusted EBITDA
Net income	$15,146	$37,254	$90,777	$140,822
Interest expense	112	188	498	752
Income tax expense (benefit)	3,483	14,715	(7,180)	17,792
Depreciation and amortization expense	13,799	16,385	50,218	60,866
EBITDA	32,540	68,542	134,313	220,232
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	26,243	32,013	101,109	154,505
Other items (2)	561	—	2,378	446
Adjusted EBITDA	$59,344	$100,555	$237,800	$375,183

	Three Months Ended June 30,		Year Ended June 30,
	2022	2023	2022	2023
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$59,599	$75,895	$214,455	$296,716
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	5,947	7,967	22,929	38,376
Other items (1)	32	—	194	22
Non-GAAP sales and marketing	$53,620	$67,928	$191,332	$258,318

	Three Months Ended June 30,		Year Ended June 30,
	2022	2023	2022	2023
Reconciliation of Non-GAAP total research and development:
Research and development	$28,884	$40,549	$102,908	$163,994
Capitalized internal-use software costs	8,230	14,278	34,515	45,004
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,814	8,020	19,945	38,719
Other items (1)	204	—	890	399
Non-GAAP total research and development	$32,096	$46,807	$116,588	$169,880

	Three Months Ended June 30,		Year Ended June 30,
	2022	2023	2022	2023
Reconciliation of Non-GAAP general and administrative:
General and administrative	$44,244	$45,951	$163,692	$191,823
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	12,704	12,276	45,625	58,964
Amortization of certain acquired intangibles	917	784	6,899	3,534
Other items (2)	298	—	965	6
Non-GAAP general and administrative	$30,325	$32,891	$110,203	$129,319

	Year Ended June 30,
	2022	2023
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$155,053	$282,723
Capitalized internal-use software costs	(34,515)	(45,004)
Purchases of property and equipment	(18,069)	(21,910)
Free Cash Flow	$102,469	$215,809

(1) Represents acquisition-related costs.
(2) Represents acquisition and other nonrecurring transaction-related costs and lease exit activity.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and other nonrecurring transaction-related costs and lease exit activity.